SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 18, 1999

                           MAKER COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                     000-25987                 04-3276285
(State of Incorporation)   (Commission File Number)        (IRS Employer
                                                         Identification No.)

                              73 Mount Wayte Avenue
                              Framingham, MA 01702
               (Address of principal executive offices) (Zip Code)

                                 (508) 628-0622
              (Registrant's telephone number, including area code)

                                       N/A
          (former name or former address, if changed since last report)


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ITEM 5.        OTHER EVENTS.

On  December  18,  1999,  Maker  Communications,   Inc.  ("Maker"),  a  Delaware
corporation, Conexant Systems, Inc., a Delaware Corporation ("Conexant") and Merlot Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Conexant, entered into an Agreement and Plan of Merger, dated as of December 18, 1999 (the "Merger Agreement"), pursuant to which, among other things, Maker will merge with and into Merger Sub, with Maker as the surviving corporation (the "Merger"). The total consideration for the acquisition of Maker will be approximately $990 million, to be paid in the form of 0.66 shares of common stock, par value $.01 per share, of Conexant in exchange for each share of Maker common stock, par value $.01 per share. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

The transaction is subject to customary regulatory approvals and the approval of Maker's shareholders. Holders of approximately 35% of Maker's outstanding common stock have executed agreements to vote their shares in favor of the transaction.

The press release announcing this transaction is filed as Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Exhibits

Exhibit No.                                Description

 99.1 Press Release, dated December 20, 1999 relating to a definitive agreement for the acquisition of Maker
                Communications, Inc. by Conexant Systems, Inc.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date:  December 23, 1999

                                         MAKER COMMUNICATIONS, INC.

                                   By:   /s/William N. Giudice
                                         William N. Giudice
                                         President and Chief Executive Officer


                                  EXHIBIT INDEX





    Exhibit No.                                 Description

      99.1 Press Release, dated December 20, 1999 relating to a definitive agreement for the acquisition of Maker Communications, Inc. by Conexant Systems, Inc.



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